Exhibit 99.1

Pokemoto Expansion Accelerates, Reaches 55 Franchise Agreements Signed

Company Crosses Key Milestone Heading Into Year End On High Note

Fort Worth, December 21, 2022 – Pokemoto, Muscle Maker, Inc.’s (Nasdaq: GRIL) expanding Hawaiian poke bowl restaurant concept, today announced it has crossed a new threshold milestone of 55 franchise agreements signed, reaching 16 states once opened. Pokemoto will soon have a presence in new markets while expanding in existing markets, including Texas, South Carolina, New Jersey, Connecticut, Massachusetts, Rhode Island, Florida, Kansas, Maryland, Virginia, New York, Pennsylvania, Mississippi, Tennessee, Georgia and the most recently announced market, California. Just last week the brand announced a newly signed franchise agreement for Sonoma and Marin counties in California allowing the brand to cast its net from coast to coast. Specific location details can be found on the Pokemoto website – www.Pokemoto.com/locations.

“Just two weeks ago we were ecstatic about crossing the 50 agreements signed mark before the end of 2022 and here we are with 55 agreements signed and a little over a week left in the year” said Michael Roper, CEO of Pokemoto. “We’re focusing our efforts on getting franchise agreements signed to expand our reach across the United States, the latest agreement landing the brand in Northern California; a large market with a lot of potential. This franchising initiative not only generates more brand recognition fueling franchising momentum but also gives the brand a larger footprint to reach our target audiences that simply loves our food.”

Roper added, “we’ve got a lot going on heading into 2023. We expect to be busy next year as we not only expand Pokemoto but also fully integrating the recently announced new subsidiary, Sadot LLC, into the overall Company. Sadot delivered $54.19 million in revenue in November, its first 30 days of operation. That’s a great start for the company. We are excited about diversifying the company and how Sadot and our agreement with AGGIA can influence our overall financials moving forward.”

The Pokemoto franchise model generates up to $25,000 per unit for the initial franchise fee, when the agreement is signed while also providing up to 6% of net sales as an ongoing monthly royalty rate once each location is opened. The typical franchise agreement is for 10 years with a 5 year renewal option. The Company does allow, in certain instances, for discounted fees for multi-unit or special agreements.

The preliminary, unaudited financial results included in this press release are based on information available as of December 22, 2022 and management’s initial review of operations and financial results as of such date. They remain subject to change based on the completion of the Company’s customary quarterly financial closing and review procedures and are forward-looking statements. The Company assumes no obligation to update these statements, except as may be required by law. The actual results may be materially different and are affected by the risk factors and uncertainties identified in this press release and in the Company’s annual and quarterly filings with the Securities and Exchange Commission. Further, the Company’s independent auditor has not reviewed or performed any procedures on the preliminary, unaudited financial results.

About Pokemoto

Pokemoto, a Hawaiian Poke bowl concept known for its modern culinary twist on a traditional Hawaiian classic has open or coming soon locations in Connecticut, Massachusetts, Florida, Maryland, Virginia, Rhode Island, New York, New Jersey, Pennsylvania, Tennessee, Texas, South Carolina, Georgia, Mississippi, Kansas and California. Pokemoto offers contemporary flavors with fresh delectable ingredients that appeals to foodies, health enthusiasts, and sushi-lovers everywhere. Guests can choose from a list of signature bowls or be bold and build their own unique combination of a base, protein, various toppings and nine different sauces. Vegetarian options are available, and the bowl combinations are virtually limitless. The colorful dishes and modern chic dining rooms provide an uplifting dining experience for guests of all ages. Customers can dine in-store or order online via third party delivery apps for contactless delivery.

Forward-Looking Statements

This press release may include “forward-looking statements” pursuant to the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. To the extent that the information presented in this press release discusses financial projections, information, or expectations about our business plans, results of operations, products or markets, or otherwise makes statements about future events, such statements are forward-looking. Such forward-looking statements can be identified by the use of words such as “should”, “may,” “intends,” “anticipates,” “believes,” “estimates,” “projects,” “forecasts,” “expects,” “plans,” and “proposes.” Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. You are urged to carefully review and consider any cautionary statements and other disclosures, including the statements made under the heading “Risk Factors” and elsewhere in documents that we file from time to time with the SEC. Forward-looking statements speak only as of the date of the document in which they are contained, and Muscle Maker, Inc., does not undertake any duty to update any forward-looking statements except as may be required by law.

Contact:
Muscle Maker Grill Marketing
marketing@musclemakergrill.com

Investor Relations:
IR@musclemakergrill.com